KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC.
REPORTS 2008 FOURTH QUARTER RESULTS

BRIDGETON, MO – March 27, 2009 – Katy Industries, Inc. (OTC BB: KATY) today reported a net loss in the fourth quarter of 2008 of ($2.2) million [($0.28) per share], versus a net loss of ($2.4) million [($0.30) per share], in the fourth quarter of 2007, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below. Including these items, Katy reported a net loss in the fourth quarter of 2008 of ($3.9) million [($0.49) per share], versus net income of $1.3 million [$0.16 per share], in the same period of 2007. The operating loss, as adjusted to exclude all restructuring and other non-recurring or unusual items, was ($3.6) million [(9.9%) of net sales] in the fourth quarter of 2008, compared to an operating loss, as adjusted, of ($2.5) million [(5.9%) of net sales] in the same period of 2007. Net income (loss), as adjusted, and operating income (loss), as adjusted, are non-GAAP financial measures and are further discussed below.

Katy also reported a net loss for the year ended December 31, 2008 of ($11.2) million [($1.41) per share], versus a net loss of ($6.4) million [($0.81) per share], for the year ended December 31, 2007, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below. Including these items, Katy reported a net loss for the year ended December 31, 2008 of ($16.5) million [($2.07) per share], versus a net loss of ($1.5) million [($0.19) per share], in the prior year. The operating loss, as adjusted to exclude all restructuring and other non-recurring or unusual items, was ($16.8) million [(10.0%) of net sales] for the year ended December 31, 2008, compared to an operating loss, as adjusted, of ($5.7) million [(3.1%) of net sales] in the prior year. Net income (loss), as adjusted, and operating income (loss), as adjusted, are non-GAAP financial measures and are further discussed below.

During the fourth quarter of 2008, Katy reported restructuring and other non-recurring or unusual items of $1.0 million pre-tax [$0.13 per share] primarily consisting of foreign tax credits from discontinued operations and a loss on the sale of assets. During the fourth quarter of 2007, Katy reported restructuring and other non-recurring or unusual items of $3.8 million pre-tax [$0.47 per share] primarily consisting of activity from discontinued businesses. Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

For the year ended December 31, 2008, Katy reported restructuring and other non-recurring or unusual items of $1.7 million pre-tax [$0.21 per share], including activity from discontinued businesses of $2.3 million and severance, restructuring and related costs of $0.4 million offset by the loss on sale of assets of ($1.0) million. For the year ended December 31, 2007, Katy reported restructuring and other non-recurring or unusual items of $8.2 million pre-tax [$1.02 per share], including activity from discontinued businesses of $12.4 million and income from the sale of our equity investment of $0.8 million, offset by severance, restructuring and related costs of ($2.6) million and a loss on the sale of assets of ($2.4) million. Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

Financial highlights for the fourth quarter of 2008, as compared to the same period in the prior year, included:

•
Net sales in the fourth quarter of 2008 were $36.6 million, a decrease of $6.4 million compared to the same period in 2007. Overall, the decrease of 14.9% resulted primarily from lower volumes within our Contico, Continental and Glit business units. Within the Contico business unit, which sells primarily to mass merchant customers, the volume decline was partially due to our decision to exit certain unprofitable business lines in the face of rising resin costs earlier in the year.

•
Gross margin was 8.1% in the fourth quarter of 2008, versus 5.8% in the fourth quarter of 2007. The increase in gross margin occurred as a result of a $2.2 million favorable variance in our LIFO adjustment.

•
Selling, general and administrative expenses were $1.6 million higher in the fourth quarter of 2008 than in the fourth quarter of 2007. The increase was primarily driven by higher costs associated with the Company’s self-insurance programs along with costs related to the Company’s plan to deregister its common stock under the Securities Exchange Act of 1934, as amended, which has subsequently been abandoned.

•	Debt at December 31, 2008 was $17.5 million [48% of total capitalization], versus $13.5 million [27% of total capitalization] at December 31, 2007.

•
Katy used free cash flow of $12.4 million during the year ended December 31, 2008 versus using $14.5 million of free cash flow during the year ended December 31, 2007. The decrease in free cash flow usage from 2007 to 2008 was primarily a result of lower accounts receivable and inventory levels due to reduced volume. Free cash flow, a non-GAAP financial measure, is discussed further below.

“The fourth quarter results were representative of the overall economic decline and the continued softness in our markets,” said David J. Feldman, Katy’s President and Chief Executive Officer. “We believe that 2009 will be a better year with performance improvements coming in the second half of the year.”

Non-GAAP Financial Measures

To provide transparency about measures of Katy’s financial performance which management considers most relevant, we supplement the reporting of Katy’s consolidated financial information under GAAP with certain non-GAAP financial measures, including Net Income (Loss), as adjusted, Net Income (Loss), as adjusted per share, Operating Income (Loss) and Operating Income (Loss) as adjusted, as a percentage of net sales, and Free Cash Flow. Details regarding these measures and reconciliations of these non-GAAP measures to comparable GAAP measures are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” and “Statements of Cash Flows” accompanying this press release. These non-GAAP financial measures should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measures to analyze our performance would have material limitations because their calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures reflected below to understand and analyze the results of its business. Katy believes the presentation of these measures is nonetheless useful to investors for the following reasons:

Net Income (Loss), as adjusted, Net Income (Loss), as adjusted per share, Operating Income (Loss) and Operating Income (Loss) as adjusted, as a percentage of net sales:  All of these non-GAAP operating measurements adjust the corresponding GAAP measurement to exclude restructuring and other non-recurring and unusual items, including activity from discontinued operations, and to reflect a more normalized effective tax rate. Following the recapitalization of the company in 2001, a comprehensive restructuring program became essential to the future viability of Katy. All other non-recurring and unusual items are typically indicative of non-cash impacts to Katy’s results of operations. Management believes that these non-GAAP measures provide useful information to investors because they are more indicative of the Company’s underlying business performance and that eliminating restructuring and other non-recurring and unusual charges provides more meaningful year-to-year comparison of the Company’s operations.

Free Cash Flow:  Free cash flow is defined by Katy as cash flow from operations less capital expenditures and cash dividends paid. Katy believes that free cash flow is useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements may be identified by such words of phrases as “should”, “intends”, “is subject to”, “expects”, “will”, “continue”, “anticipate”, “estimated”, “projected”, “may”, “we believe”, “future prospects”, or similar expressions. The forward-looking statements are based on the opinions and beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the company’s management. Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business. The forward-looking statements are subject to risks and uncertainties that may lead to results that differ materially from those expressed in any forward-looking statement made by the company or on its behalf. These risks and uncertainties include, without limitation, conditions in the general economy and in the markets served by the Company, including changes in the demand for our products; success of any restructuring or cost control efforts; an increase in interest rates; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers’ operations or other causes affecting availability of component materials or finished goods at reasonable prices; changes in product mix, costs and yields; labor issues at our facilities or those of our suppliers; legal claims or other regulator actions; and other risks identified from time to time in the Company’s filings with the SEC, including its Report on Form 10-K for the year ended December 31, 2007. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation focused on the manufacturing and distribution of commercial cleaning products and consumer home products.

Company contact:
Katy Industries, Inc.
James W. Shaffer
(314) 656-4321

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Net sales	$36,613	$43,039	$167,802	$187,771
Cost of goods sold	33,653	40,560	155,678	167,517
Gross profit	2,960	2,479	12,124	20,254
Selling, general and administrative expenses	6,574	5,003	28,944	25,985
Severance, restructuring and related charges	50	(75)	(360)	2,581
Loss on sale or disposal of assets	233	907	995	2,434
Operating loss	(3,897)	(3,356)	(17,455)	(10,746)
Equity in income of equity method investment	-	783	-	783
Interest expense	(389)	(1,400)	(1,686)	(4,565)
Other, net	433	56	467	(72)
Loss from continuing operations before income tax (provision) benefit	(3,853)	(3,917)	(18,674)	(14,600)
Income tax (provision) benefit from continuing operations	(1,349)	1,370	(127)	719
Loss from continuing operations	(5,202)	(2,547)	(18,801)	(13,881)
Income from operations of discontinued businesses (net of tax)	1,322	2,523	584	2,259
Gain on sale of discontinued businesses (net of tax)	-	1,304	1,735	10,121
Net (loss) income	$(3,880)	$1,280	$(16,482)	$(1,501)

(Loss) earnings per share of common stock - basic and diluted:

Loss from continuing operations	$(0.65)	$(0.32)	$(2.36)	$(1.75)
Discontinued operations	0.16	0.48	0.29	1.56
Net (loss) income	$(0.49)	$0.16	$(2.07)	$(0.19)

Weighted average common shares outstanding - basic and diluted	7,951	7,951	7,951	7,951

			December 31,	December 31,
Other Information:			2008	2007

Working capital, exclusive of deferred tax assets and liabilities and debt
classified as current			$8,030	$15,622
Long-term debt, including current maturities			$17,546	$13,453
Stockholders' equity			$19,293	$36,456
Capital expenditures			$7,535	$4,403

KATY INDUSTRIES, INC. RECONCILIATIONS OF GAAP RESULTS
TO RESULTS EXCLUDING CERTAIN UNUSUAL ITEMS - UNAUDITED
(In thousands, except percentages and per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Reconciliation of net (loss) income to net loss, as adjusted:
Net (loss) income	$(3,880)	$1,280	$(16,482)	$(1,501)
Unusual items:
Severance, restructuring and related charges	50	(75)	(360)	2,581
Loss on sale or disposal of assets	233	907	995	2,434
Equity in income of equity method investment	-	(783)	-	(783)
Discontinued operations	(1,322)	(3,827)	(2,319)	(12,380)
Adjustment to reflect a more normalized effective tax rate	2,706	100	6,982	3,221
Net loss, as adjusted	$(2,213)	$(2,398)	$(11,184)	$(6,428)

Net loss, as adjusted per share:
Net (loss) income per share	$(0.49)	$0.16	$(2.07)	$(0.19)
Unusual items per share	(0.13)	(0.47)	(0.21)	(1.02)
Adjustment to reflect a more normalized effective tax rate	0.34	0.01	0.87	0.40
Net loss, as adjusted per share	$(0.28)	$(0.30)	$(1.41)	$(0.81)

Weighted average common shares outstanding:
Basic and diluted	7,951	7,951	7,951	7,951

Operating loss, as adjusted:

Operating loss	$(3,897)	$(3,356)	$(17,455)	$(10,746)
Severance, restructuring and related charges	50	(75)	(360)	2,581
Loss on sale or disposal of assets	233	907	995	2,434
Operating loss, as adjusted:	$(3,614)	$(2,524)	$(16,820)	$(5,731)
Operating loss, as adjusted, as a % of sales	-9.9%	-5.9%	-10.0%	-3.1%

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

Assets	December 31,	December 31,
Current assets:	2008	2007
Cash	$683	$2,015
Accounts receivable, net	13,773	18,077
Inventories, net	19,911	26,160
Other current assets	3,516	9,319
Total current assets	37,883	55,571

Other assets:
Goodwill	665	665
Intangibles, net	4,455	4,853
Other	1,809	3,470
Total other assets	6,929	8,988

Property and equipment	101,715	106,652
Less: accumulated depreciation	(69,232)	(72,647)
Property and equipment, net	32,483	34,005

Total assets	$77,295	$98,564

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,283	$10,452
Book overdraft	2,289	4,543
Accrued expenses	17,281	24,954
Current maturities of long-term debt	1,500	1,500
Revolving credit agreement	9,118	2,853
Total current liabilities	40,471	44,302

Long-term debt, less current maturities	6,928	9,100
Other liabilities	10,603	8,706
Total liabilities	58,002	62,108

Stockholders' equity:
Convertible preferred stock	108,256	108,256
Common stock	9,822	9,822
Additional paid-in capital	27,248	27,338
Accumulated other comprehensive loss	(1,742)	(1,112)
Accumulated deficit	(102,397)	(85,915)
Treasury stock	(21,894)	(21,933)
Total stockholders' equity	19,293	36,456

Total liabilities and stockholders' equity	$77,295	$98,564

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)
	Year Ended December 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(16,482)	$(1,501)
Income from discontinued operations	(2,319)	(12,380)
Loss from continuing operations	(18,801)	(13,881)
Depreciation and amortization	8,259	7,294
Write-off and amortization of debt issuance costs	382	2,007
Write-off of assets due to lease termination	-	751
Stock option (income) expense	(51)	262
Loss on sale or disposal of assets	995	2,434
Gain on litigation settlement	(723)	-
Equity in income of equity method investment	-	(783)
Deferred income taxes	48	(48)
	(9,891)	(1,964)
Changes in operating assets and liabilities:
Accounts receivable	4,060	1,383
Inventories	5,738	(5,330)
Other assets	(1,094)	(220)
Accounts payable	53	60
Accrued expenses	(2,739)	(5,541)
Other	(1,378)	1,399
	4,640	(8,249)

Net cash used in continuing operations	(5,251)	(10,213)
Net cash provided by discontinued operations	425	74
Net cash used in operating activities	(4,826)	(10,139)

Cash flows from investing activities:
Capital expenditures	(7,535)	(4,403)
Proceeds from sale of assets, net	159	246

Net cash used in continuing operations	(7,376)	(4,157)
Net cash provided by discontinued operations	9,169	55,195
Net cash provided by investing activities	1,793	51,038

Cash flows from financing activities:
Net borrowings (repayments) on revolving loans	6,264	(41,026)
Decrease in book overdraft	(2,254)	(1,903)
Proceeds from term loans	-	573
Repayments of term loans	(2,172)	(2,965)
Direct costs associated with debt facilities	-	(236)
Repurchases of common stock	-	(3)

Net cash provided by (used in) continuing operations	1,838	(45,560)
Net cash used in discontinued operations	-	(570)
Net cash provided by (used in) financing activities	1,838	(46,130)

Effect of exchange rate changes on cash	(137)	(146)
Net decrease in cash	(1,332)	(5,377)
Cash, beginning of period	2,015	7,392
Cash, end of period	$683	$2,015

Reconciliation of free cash flow to GAAP Results:

Net cash used in operating activities	$(4,826)	$(10,139)
Capital expenditures	(7,535)	(4,403)
Free cash flow	$(12,361)	$(14,542)